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                                                                  EXHIBIT 10.2a


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                            SENIOR SUBORDINATED NOTE
                             DUE DECEMBER 31, 2001

MAKERS NDE ENVIRONMENTAL CORPORATION ("NDE"), TANKNOLOGY/NDE CORPORATION ("TCI"), as successor by merger to NDE Testing & Equipment, Inc., USTMAN INDUSTRIES, INC. ("USTMAN"), PROECO, INC. ("Proeco"), and TANKNOLOGY CANADA (1988), INC. ("Canada")

PAYEE                             BANC ONE CAPITAL PARTNERS, L.P. ("BOCP")

ORIGINAL PRINCIPAL AMOUNT         $8,000,000

AMORTIZATION COMMENCEMENT DATE    DECEMBER 31, 1997

STATED INTEREST RATE              13% PER ANNUM

DEFAULT INTEREST RATE             18% PER ANNUM

DATE OF NOTE                      OCTOBER 25, 1996

MADE AT                           COLUMBUS, OHIO

MATURITY DATE                     DECEMBER 31, 2001

PAYMENT DATES                     MARCH 31, JUNE 30,
                                  SEPTEMBER 30, DECEMBER 31





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         This is the SENIOR SUBORDINATED NOTE DUE DECEMBER 31, 2001 ("Note")
provided for in the NOTE AND WARRANT PURCHASE AGREEMENT DATED AS OF OCTOBER 25, 1996, as amended, restated, supplemented or otherwise modified from time to time ("Purchase Agreement") by and among BOCP, as purchaser, and NDE, TCI, USTMAN, PROECO, and CANADA, as Sellers. BOCP, together with its successors and assigns, is referred to as the "Payee." NDE, International, TCI, USTMAN, Proeco and Canada, together with their respective successors and assigns, are referred to collectively as the "Makers" and individually as a "Maker."

         FOR VALUE RECEIVED, THE MAKERS HEREBY JOINTLY AND SEVERALLY PROMISE
TO PAY TO THE ORDER OF THE PAYEE THE PRINCIPAL AMOUNT OF EIGHT MILLION DOLLARS ($8,000,000), TOGETHER WITH INTEREST (AS DEFINED HEREIN) AND ASSESSMENTS (AS DEFINED HEREIN), UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THIS NOTE.

         SECTION 1        DEFINITIONS, RULES OF CONSTRUCTION AND NOTICE

         All capitalized terms not otherwise defined in this Note shall have the definitions set forth in the Purchase Agreement. Terms defined in the Purchase Agreement that are used with such definitions in this Note include:
"Applicable Laws"; "Quarter"; "Business Day"; "Intercreditor Agreement"; "Affirmative Covenant"; "Reporting Covenant"; "Notice"; "Negative Covenant"; "Representation and Warranty"; "Financial Test"; "Lien"; "Related Documents"; "Indebtedness"; "Senior Indebtedness"; "UCC"; and "Security Documents".

         The rules of construction set forth in Section 12(i) of the Purchase Agreement and the notice provisions set forth in Section 12(j) of the Purchase Agreement shall be applicable to this Note.

         SECTION 2        MATURITY AND PAY OFF

         The unpaid principal amount of this Note ("Principal Amount"), together with all accrued but unpaid Interest and Assessments shall be due and payable in full on the Maturity Date (specified above). Payment of the Principal Amount and all accrued but unpaid Interest and Assessments may be accelerated upon the occurrence of an Event of Default as provided for in
Section 9 of this Note.

         The date upon which the Principal Amount and all accrued but unpaid Interest





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and Assessments is paid or discharged in full is referred to as the "Pay Off
Date." Upon written Notice by the Makers to the Payee, the Payee will furnish to the Maker a pay off letter setting forth the amount of the payment of Principal Amount, Interest and Assessments required to pay this Note in full as of a specified Pay Off Date.

         SECTION 3        INTEREST

         Interest shall accrue from the date of this Note through and including the Pay Off Date on the unpaid Principal Amount at the Interest Rate (defined in this Section), ("Interest"). All accrued but unpaid Interest shall be paid Quarterly in arrears on each Payment Date (specified above), commencing with the first Payment Date after the date of this Note.

         Upon the occurrence of an Event of Default and the election by the Payee, in the sole exercise of its discretion, to impose the Default Interest Rate (specified above) by giving Notice of that election to the Makers ("Default Rate Election"), and thereupon the "Interest Rate" shall be a fixed rate per annum equal to the Default Interest Rate, and the Default Interest Rate shall continue to be the "Interest Rate" until the earlier of: (i) the first Payment Date after the Default Rate Election at which such Event of Default has been remedied or waived and no other Default or Event of Default is continuing unremedied or unwaived, provided that the Note has not been Accelerated. At all times that the Default Interest Rate is not in effect, the "Interest Rate" shall be a fixed rate per annum equal to the Stated Interest Rate (specified above).

         Notwithstanding any provision of this Note to the contrary: (i) in no event shall the Interest Rate be a rate per annum in excess of the maximum interest rate permissible under Applicable Law, and (ii) to the extent that Interest or other amounts paid with respect to this Note which are deemed to be interest under Applicable Law result in interest payments in excess of those permitted under Applicable Law, such excess payments shall be applied to the payment of the unpaid Principal Amount or, if the Principal Amount has been paid in full, shall be refunded to the Makers.

         Interest shall be calculated based upon: (i) the actual number of days elapsed over each Quarter, including any additional days elapsed because the scheduled Payment Date fell on a non-Business Day; (ii) Quarters consisting of three months of 30 days each; and (ii) Quarterly compounding of any Interest or Assessment accrued but unpaid as of each Payment Date.





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         SECTION 4        PRINCIPAL AMOUNT

         The Principal Amount shall be paid in 16 installments of $500,000 of Principal Amount each, payable Quarterly on each Payment Date, commencing on the Amortization Commencement Date and continuing until the earlier of the Pay Off Date or the Maturity Date. In the event of any partial prepayment of Principal Amount, each such partial prepayment shall be applied to pay the scheduled installments of Principal Amount in inverse order of the Payment Dates on which such installments are due and payable.

         SECTION 5        PREPAYMENTS

         The Principal Amount may not be prepaid in whole or in part prior to the September 30, 1998, Payment Date, without the express prior written consent of the Payee, which consent may be withheld by the Payee in the sole exercise of its discretion or be conditioned upon the payment by the Makers of a premium determined by the Payee in its sole discretion.

         On and after the September 30, 1998 Payment Date, the Makers may prepay the Principal Amount in whole at any time or in part from time to time; provided, that (i) each partial payment of Principal Amount shall be in an amount equal to $250,000 or an integral multiple thereof, and (ii) each partial prepayment of Principal Amount shall be applied to pay the scheduled installments of Principal Amount in inverse order of the Payment Dates on which such installments are due and payable.

         All prepayments of Principal Amount shall be accompanied by the payment of (i) all Interest accrued but unpaid through the date of prepayment with respect to the Principal Amount prepaid, and (ii) all unpaid Assessments.

         SECTION 6        LATE PAYMENTS

         A payment of Principal Amount, Interest or Assessment shall be deemed to be in default if such payment is not made in the manner provided for in
Section 7 of this Note prior to 2:00 p.m. on the fifth day following Notice of such default. The Payee may, in the sole exercise of its discretion, by Notice to the Makers, assess a fee of $ 1,000 per Payment Date with respect to which there is a late payment to reimburse the Payee for the cost of processing such late payment. Such fee shall be deemed to be an "Assessment" for purposes of this Note. The Payee may not assess such fee with respect to any Payment Default after payment of this Note is Accelerated.





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         SECTION 7        PAYMENTS AND WIRING INSTRUCTIONS

         All payments of Principal Amount, Interest or Assessments shall be made by wire transfer of immediately available funds to the account of the Payee at or before 2:00 p.m. Columbus, Ohio time on the Business Day that such payment is due. Any wire transfer received by the Payee after 2:00 p.m. Columbus, Ohio time on any Business Day shall be deemed to have been received by the Payee prior to such time on the next Business Day.

         Unless otherwise specified in a Notice by the Payee to the Makers, all such payments shall be wired in accordance with the following instruction:

         Bank One, Columbus, OH
         ABA #044-000-037
         FAO Banc One Capital Corporation
         Account #981039134

         In the event that any scheduled Payment Date falls on a non - Business Day, such Payment Date shall be deemed to be the next Business Day following such scheduled Payment Date, and such additional days shall be deemed to have elapsed for purposes of computing the accrued Interest payable on such Payment Date.

         SECTION 8        EVENTS OF DEFAULT

                 (a)      Enumeration of Defaults.   Each of the following
                          events shall be an "Event of Default" for the purposes of this Note. An Event of Default shall be deemed to continue until such default is waived by Notice by the Payee to the Makers or remedied by action of the Makers, and, in the case of any Event of Default requiring Notice by the Payee to the Makers, until rescission of such Notice by the further Notice of the Payee to the Makers. The term "Default" means any event which is not an Event of Default as of a specified date, but which with the lapse of time, notice or both would constitute an Event of Default.


                 (b) Payment Default. The Makers default in the payment when due of any installment of Principal Amount, Interest or Assessment, and such default is not remedied in the manner (including the payment of any Assessment) and within in the grace period provided for in Section 6 of this Note ("Payment Default"). A Payment Default shall be deemed to have occurred notwithstanding the fact that the default in payment





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                          resulted from compliance with or enforcement of the
                          Intercreditor Agreement.


                 (c) Affirmative Covenant Default. The Makers fail to observe or perform any Affirmative Covenant and such default is not remedied in the manner (including the payment of any Assessment) and within the applicable grace period after Notice of such default provided for in the Purchase Agreement.


                 (d) Reporting Covenant Default. The Makers fail to observe or perform any Reporting Covenant and such default is not remedied in the manner (including the payment of any Assessment) and within the applicable grace period after Notice of such default provided for in the Purchase Agreement.


                 (e) Negative Covenant Default. The Makers fail to observe or perform any Negative Covenant and such default is not remedied in the manner (including the payment of any Assessment) and within the applicable grace period after Notice of such default provided for in the Purchase Agreement.


                 (f)      Warranty Default.   Any Representation or Warranty
                          proves to have been untrue, incomplete or misleading in any material respect when made or when deemed to have been made and such breach is not remedied within 30 days after Notice by the Payee to the Makers of such breach.


                 (g)      Financial Test Default.   As of any applicable date
                          of determination, the Makers fail to satisfy any of the Financial Tests.


                 (h) Cross Default. Any of the Makers defaults in the payment of any Indebtedness with an unpaid principal amount in excess of $25,000, but specifically excluding (A) the $300,000 principal amount Gilbarco Patent Note identified in the Purchase Agreement, and
                          (B) any purchase money obligation the payment of which is being actively contested in good faith by the Makers (as guarantor, surety or principal) regardless of whether (i) such default is waived by the obligee unless such waiver constitutes full satisfaction of all amounts then due and payable,
                          (ii) payment of any Indebtedness of any Maker is accelerated, (iii) the contractual right of any Maker to borrow





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                          money under any loan, credit or similar agreement or
                          arrangement is suspended as a result of any default by any Maker with respect to such agreement or arrangement or (iv) any action to enforce payment of any Indebtedness of any Maker is commenced against any Maker or with respect to any collateral securing such Indebtedness and such default, acceleration or action remains unremedied or rescinded for a period of 10 days.

                 (i) Subordination Default. Any agreement with respect to the Senior Indebtedness is amended or modified in violation of the Intercreditor Agreement, the blocking period provided for in the Intercreditor Agreement is commenced, payment of any amount due under this Note is prevented due to compliance with or the enforcement of the Intercreditor Agreement, any amount previously paid with respect to this Note are repaid or held in constructive trust by the Payee due to compliance with or the enforcement of the Intercreditor Agreement or the Makers seek forbearance with respect to the payment of any amounts due under the Senior Indebtedness.

                 (j) Security Default. The Makers default in the observance or performance of any covenant or agreement required under the Security Documents and such default continues for a period of 30 days after Notice by the Payee to the Makers of such default.

                 (k) Voluntary Insolvency Default. Any of the Makers: (i) discontinues the conduct of its business; (ii) applies for or consents to the imposition of any Insolvency Relief; (iii) voluntarily commences or consents to the commencement of an Insolvency Proceeding; (iv) files an answer admitting the material allegations of any involuntary commencement of an Insolvency Proceeding; (v) makes a general assignment for the benefit of its creditors; or (vi) is unable or admits in writing its inability to pay its debts as they become due ("Voluntary Insolvency Default").

                 (l) Insolvency Order. Any Insolvency Order is entered against any Maker and such Insolvency Order is not dismissed within 30 days of its entry ("Involuntary Insolvency Default").

                 (m) Fraudulent Conveyance Default. Any Maker: (i) conceals, removes or permits to be concealed or removed all or any part of its property





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                          with the intent to hinder, delay or defraud any of
                          its creditors; (ii) makes or permits any conveyance of its material properties that would be deemed fraudulent to creditors under any Insolvency Law or fraudulent conveyance provision of Applicable Law;
                          (iii) engages in a bulk transfer of any of its property without complying with the bulk transfer provisions of Applicable Law; (iv) has, while it is insolvent, caused or permitted any of its creditors to obtain a Lien on any of its property by legal proceedings or otherwise which is not vacated within 30 days.

         The term, "Insolvency Proceeding" means a proceeding before a court of competent jurisdiction or other duly authorized authority under any Insolvency Law seeking Insolvency Relief. The term "Insolvency Law" means Title 11 of the United States Code (or any successor law) or any similar Applicable Law providing for bankruptcy, insolvency, conservatorship, receivership or other similar debtor's relief. The term "Insolvency Relief" means discharge of indebtedness, liquidation, reorganization or arrangement, appointment of a receiver, trustee, conservator, custodian or liquidator or the granting of any stay or restraining order against creditors under any Insolvency Law or other similar debtor's relief under any Insolvency Law. The term "Insolvency Order" mean any order, judgment or decree entered in any Insolvency Proceeding granting any Insolvency Relief.

         SECTION 9        REMEDIES AND ACCELERATION.

                 (a) Remedies. After payment of this Note is Accelerated, the Payee shall have (i) all rights and remedies granted to it under this Note, the Purchase Agreement and the Security Documents, and (ii) all rights of a creditor under Applicable Law (including the UCC.
                          All such rights and remedies and the exercise thereof shall be cumulative. No exercise of any such rights and remedies shall be deemed to be exclusive or constitute an election of remedies.

                 (b)      Acceleration of Payment.   Upon the occurrence of a
                          Voluntary Insolvency Default  or Involuntary
                          Insolvency Default, payment of this Note shall be Accelerated. Upon the occurrence and during the continuation of any other Event of Default, the Payee may, in the sole exercise of its discretion, elect to cause payment of this Note to be Accelerated by giving Notice of such election to the Makers ("Acceleration Notice"). Once payment of this Note has been properly Accelerated as provided for in this section, such





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                          Acceleration may be revoked only by the Payee, in the
                          sole exercise of its discretion, giving Notice of revocation to the Makers, regardless whether the Event of Default giving rise to such Acceleration has been remedied by action of the Makers.

                          The term "Accelerated" (and correlative terms such as "Acceleration", "Accelerating" and "Accelerated") means with respect to this Note that the entire unpaid Principal Amount, together with all accrued but unpaid Interest and Assessments, become immediately due and payable prior to the Maturity Date, without, except as expressly provided for in this Note, notice of intent to accelerate, notice of acceleration of maturity, presentment, demand, protest, notice of protest or other notice of default or dishonor of any type whatsoever, all of which are expressly waived by the Makers.

                 (c) Waiver of Default. No Default or Event of Default may be waived nor shall be deemed to have been waived except by an express Notice by the Payee to the Makers, and any such grant of waiver shall be applicable only to the specific Defaults or Events of Default expressly identified in such Notice and shall not be deemed to apply to any other or subsequent Default or Event of Default. The Payee may grant or withhold any such waiver in the sole exercise of its discretion, which may conditioned upon the payment by the Makers of a premium, the grant of additional collateral to secure the payment of this Note or the acceptance of other terms and conditions under this Note or the Purchase Agreement. No course of dealing by the Payee or its agents and employees, failure, forebearance or delay by the Payee in exercising any of its rights or remedies under this Note, the Purchase Agreement, the Security Documents or any other Related Document shall operate as a waiver of any Default or Event of Default or of any right of the Payee under this Note.

         SECTION 10       WAIVERS BY MAKERS

         To the full extent permitted by applicable law, each Maker waives with respect to this Note: presentment; protest and demand; notice of protest, demand and dishonor; and diligence in collection. Each Maker agrees that: the Payee may release all or any part of the collateral securing the payment of this Note; any guarantor or surety with respect to this Note; or any other Maker from its obligation with respect to this Note, all without notice to any Maker and without affecting in any way the obligation of such Maker under this Note.





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         SECTION 11       SECURITY FOR PAYMENT

         Payment of this Note is secured under the terms and subject to the conditions of the Security Documents. Nothing in this Note shall be deemed to preclude the Payee from obtaining other or additional security for the payment of this Note, require the Payee to elect remedies or proceed against any collateral or guarantee before Accelerating payment of this Note or taking any legal or other action to collect payment of this Note.

         SECTION 12       INTERCREDITOR AGREEMENT

         The Payee and Bank One, Texas, N.A. ("BOT") are parties to an Intercreditor Agreement dated as of October 25, 1996, pursuant to which certain of the Payee's rights under this Note and the Security Documents are subordinated to BOT. Nothing in this Note, the Purchase Agreement or such Intercreditor Agreement shall grant to any Maker any rights as a beneficiary under such Intercreditor Agreement nor any right to enforce against the Payee any provision of such Intercreditor Agreement.

         SECTION 13       COLLECTION AND ASSESSMENT FOR COSTS

         The Makers shall reimburse the Payee for all reasonable costs and expenses (including legal fees and disbursements) incurred by the Payee in connection with the collection or attempted collection of the payment of this Note through legal proceedings or otherwise. All such amounts shall be deemed to be "Assessments" for purposes of this Note.

         SECTION 14       AMENDMENT.

         This Note may not be amended, restated, supplemented or otherwise modified except by an express written agreement executed and delivered by the Makers and the Payee. Compliance with the covenants and other provisions of this Note may not be waived except by an express written waiver signed and delivered by the Payee.

         SECTION 15       GOVERNING LAW

         THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PAYEE AND MAKERS UNDER THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF OHIO.





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         SECTION 16       WAIVER OF JURY TRIAL

         THE PAYEE AND THE MAKERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM ("LITIGATION"). NEITHER THE PAYEE NOR THE MAKERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER THE PAYEE OR THE MAKERS EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

         SECTION 17       CONSENT TO JURISDICTION, VENUE AND SERVICE OF PROCESS

         THE PAYEE AND THE MAKERS, EACH AFTER HAVING CONSULTED OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY: (I) CONSENTS TO THE JURISDICTION OF THE COMMON PLEAS COURT OF FRANKLIN COUNTY, OHIO AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF OHIO, EASTERN DIVISION WITH RESPECT TO ANY LITIGATION; (II) WAIVES ANY OBJECTIONS TO THE VENUE OF ANY LITIGATION IN EITHER SUCH COURT; (III) AGREES NOT TO COMMENCE ANY LITIGATION EXCEPT IN ONE OR THE OTHER OF SUCH
COURTS AND AGREES NOT TO CONTEST THE REMOVAL OF ANY LITIGATION COMMENCED IN ANY OTHER COURT TO ONE OR THE OTHER OF SUCH COURTS; (IV) AGREES NOT TO SEEK TO REMOVE, BY CONSOLIDATION OR OTHERWISE, ANY LITIGATION COMMENCED IN EITHER OF SUCH COURTS TO ANY OTHER COURT; AND (V) WAIVES PERSONAL SERVICE OF PROCESS IN CONNECTION WITH ANY LITIGATION AND CONSENTS TO SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL IN ACCORDANCE WITH APPLICABLE LAW. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER THE PAYEE OR THE MAKERS EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.





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         IN WITNESS WHEREOF, this Note has be executed and delivered by and on behalf of each Maker by its duly authorized officer, effective as of the Date of Note (set forth above).



NDE ENVIRONMENTAL                        TANKNOLOGY/NDE
CORPORATION                               CORPORATION

By: /s/ JAY ALLEN CHAFFFEE               By: /s/ JAY ALLEN CHAFFEE
   ----------------------------             ----------------------------
Its:    Chairman of the Board            Its:    Chairman of the Board
    ---------------------------              ---------------------------


                                         PROECO, INC.
USTMAN INDUSTRIES, INC.

By: /s/ JAY ALLEN CHAFFEE                By: /s/ JAY ALLEN CHAFFEE
   ----------------------------             ----------------------------
Its:    Chairman of the Board            Its:    Chairman of the Board
    ---------------------------              ---------------------------

TANKNOLOGY CANADA (1988), INC.

By: /s/ JAY ALLEN CHAFFEE
   ----------------------------
Its:    President
    ---------------------------






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